Exhibit 10.4

Amendment #1 to the Flextronics Logistics Services Agreement

This Amendment # 1 (“Amendment #1) to the Flextronics Logistics Services Agreement with an effective date of May 1st, 2009 (“Agreement”) is entered into as of this 28th day of July, 2016 (the “Effective Date”), by and between Enphase Energy, Inc. (“Enphase”), with an address at 201 1st Street, Petaluma, CA 94952, and Flextronics America LLC (“Flextronics”) with an address of 260 South Milpitas Blvd., Milpitas, CA 95035 (together the “Parties”).

For valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree:

1.
That from time to time, Enphase will request Flex to arrange for the shipment of certain Goods including but not limited to raw materials, finished goods inventory, defective product returned, demonstration or evaluation units and equipment to Australia (“Australia Goods”).

2.
In connection with these Australia Goods, Enphase intends to use the services of a logistics services provider called YUSEN LOGISTICS (AUST) PTY LTD (“Yusen”) located at 3 Davis Rd, Wetherill Park, NSW 2164, Australia. For a separately agreed service fee, Flextronics shall manage the relationship with Yusen.

3.
Notwithstanding any terms to the contrary in the Agreement, Flextronics shall have no liability of any kind in connection with Australia Goods delivered to Yusen by Enphase or by Flextronics on behalf of Enphase.

4.	Flextronics shall have no liability for loss or damage to Goods while such Australia Goods are in the care, control or custody of Yusen or in transit to Yusen or from Yusen.

5.
Enphase shall be solely responsible for insuring the Australia Goods against all risks while they are under Yusen’s or under Flextronics’s care, control and custody, and Flextronics will not provide or obtain on behalf of Enphase any form or type of insurance on the Australia Goods.

6.
Flextronics will make commercially reasonable efforts to assist Enphase to obtain relevant documentation to assist Enphase if a claim is made involving loss or damage to Australia Goods while in transit to or from Yusen, or while Australia Goods are in the control, care or custody of Yusen.

7.
Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement. Except as set forth herein, all other terms and conditions of the Agreement remain in full force and effect.

8.	In the event of a conflict between the provisions of the Agreement and this Amendment #1, the provisions of this Amendment #1 shall supersede and prevail.

Accepted and Agreed to by:

Enphase Energy, Inc.		Flextronics America LLC:

Signature:	/s/ Jeffery Rosen	Signature:	/s/ Timothy Stewart
Name:	Jeffery Rosen	Name:	Timothy Stewart
Date:	September 8, 2016	Date:	September 12, 2016